Exhibit 99.2


                         FORM 4 JOINT FILER INFORMATION

          (Attachment to Form 4 in accordance with instruction 4(b)(v))

   Check this box if no longer
   subject to Section 16:                         [ ]

   Name and Address:                              Standard General Master Fund
                                                  L.P.
                                                  Walkers SPV Limited,
                                                  Walker House, Mary Street,
                                                  George Town
                                                  Grand Cayman, Cayman Islands
                                                  KY1-1002

   Issuer and Ticker Symbol:                      Penn Octane Corporation (POCC)

   Date of Earliest Transaction:                  3/31/08

   Relationship to Issuer:                        10% Owner

   Designated Filer:                              Standard General L.P.

   TABLE I INFORMATION
   Title of Security:                             Common Stock
   Transaction Date:                              3/31/08
   Transaction Code:                              P
   Securities Acquired:                           30,000
   Acquired or Disposed:                          A
   Price:                                         $1.9876
   Ownership Form:                                D
   Amount Beneficially Owned After Transaction:   3,191,418
   Nature of Indirect Beneficial Ownership:

   Signature:                                     STANDARD GENERAL MASTER FUND
                                                  L.P.


                                                  By: /s/ Scott Cohen
                                                      --------------------------
                                                      Name:  Scott Cohen
                                                      Title: Attorney-in-Fact